EXHIBIT 3.1

SECOND AMENDED AND RESTATED BY-LAWS

of

4KIDS ENTERTAINMENT, INC.

ARTICLE I.	General

1.01     Interpretation; Governing Instruments  Terms used and not defined in these Amended and Restated By-Laws (“Bylaws”) shall have the meanings set forth in, and shall be interpreted in accordance with, the Business Corporation Law (“BCL”) and other applicable statutes and the Corporation’s certificate of incorporation (collectively the “governing instruments”) as from time to time in effect.  Whether or not so stated, these By-Laws are subject to such governing instruments, and in the event of any conflict or inconsistency the provisions of the governing instruments shall control.

1.02     Office; Business Activities   The office of the Corporation shall be located as stated in its certificate of incorporation.  The Corporation may have such other offices and conduct its business activities at such other locations, within or without New York State, as the board determines.

ARTICLE II.	Shareholders

2.01     Annual Meeting  The annual shareholders meeting for the election of directors and the transaction of other business shall be held annually during the fifth full month following the end of the Corporation’s fiscal year on such date and time as the board may fix.

2.02     Special Meetings  Special shareholders meetings may be called by the board or chief executive officer and shall be called by the chief executive officer, the president, any vice president or the secretary upon written request, stating the purpose(s) of the meeting, by a majority of the directors.  Only such business may be transacted at a special meeting as relates to the purpose(s) set forth in the notice of meeting.

2.03     Place of Meeting Shareholders meetings shall be held at such place, within or without New York State, as may be fixed by the board or, if not so fixed, at the office of the Corporation in New York State.

2.04     Notice of Meetings; Waiver Written notice of each shareholders meeting shall be given, personally or by mail, not less than ten nor more than fifty days before the meeting date to each shareholder entitled to vote at the meeting at his address appearing on the record of shareholders or, if he shall have filed with the secretary a written request that notices be mailed to some other address, at such other address.  Each notice shall state the place, date and time of the meeting and, unless an annual meeting, shall indicate that it is being issued by or at the direction of the person(s) calling the meeting.  Notice of a special meeting shall also state the purpose(s) for which called.  If at any meeting action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of BCL Section 623 to receive payment for their shares, the notice shall include a statement of that purpose and to that effect.  Notice of an adjourned meeting shall be unnecessary unless otherwise required by the governing instruments.  Any shareholder or his proxy may in writing waive notice of any meeting before, at or after the meeting.  Attendance at any meeting in person or by proxy without protesting prior to the conclusion of the meeting of lack of notice thereof shall constitute a waiver of notice.

2.05    Quorum Subject to the governing instruments, the holders of one-third of the shares entitled to vote shall constitute a quorum for the transaction of any business.  When a specified item of business must be voted on by a class or series, voting as a class, however, the holders of one-third of the shares of such class or series shall constitute a quorum, the shareholders present may by majority vote adjourn a meeting without further notice unless otherwise required by the governing instruments.

2.06     Voting; Proxies Subject to the governing instruments:

2.06(a)    Shareholders of record shall be entitled to one vote for each share held.  Any corporate action other than the election of directors (as to which see Section 3.01 of these By-Laws) shall be authorized by a majority of the votes cast by holders entitled to vote.

2.06(b)    Any shareholder may vote in person or by proxy signed by him or his attorney-in-fact.  No proxy shall be valid after the expiration of eleven months from its date unless it otherwise provides.

ARTICLE III.	Directors

3.01     Authority; Number; Election; Qualification; Term The number of directors constituting the entire Board of Directors shall be not less than three nor more than nine, the exact number of directors to be determined from time to time by the affirmative vote of a majority of the entire Board of Directors.  Directors shall be at least eighteen years old and need not be shareholders.  Unless otherwise provided by law or by the Corporation’s Articles of Incorporation, the vote required for the election of directors by the shareholders shall be the affirmative vote of a “majority of votes cast” (as defined below), unless the election is contested, in which case directors shall be elected by a plurality of votes cast.  An election shall be contested if, as of the record date (or such later date as may be determined by the Board of Directors based on events occurring after the record date, but in no event later than the date the Corporation files with the Securities and Exchange Commission its definitive proxy statement or any supplement or revision thereto regarding the election of directors), the number of nominees exceeds the number of directors to be elected.  A “majority of votes cast” means that the number of shares properly voted “for” a director exceeds the number of votes “withheld” or cast “against” that director at a meeting of shareholders, whether in person or by proxy, and abstentions and broker non-votes shall not constitute votes cast or votes withheld.  All voting for the election of directors shall be by ballot. Directors so elected shall hold office until the next annual shareholders meeting and the election and qualification of their respective successors.

3.02     Annual, Regular and Special Meetings; Place The annual board meeting for the election of officers and the transaction of other business shall be held without notice immediately following and at the same place as the annual shareholders meeting or, if a quorum is not present or the board otherwise determines, as promptly as practicable thereafter.  Regular board meetings for the transaction of all business may be held without notice at such times and places as the board determines.  Special board meetings may be called by the chairman of the board, the chief executive officer or a majority of the directors.  Except as provided above, board meetings shall be held at such place, within or without New York State, as the board determines or, if not so determined, at the office of the Corporation.

3.03     Notice of Meetings; Waiver; Adjournment Notice of the time and place of each deferred annual and of each special board meeting shall be given the directors by mail not less than three or personally or by telephone, telegram or telegraph not less than one day prior to the meeting.  Notice of any meeting need not specify its purpose(s).  Notice need not be given to any director who submits a signed waiver of notice before, at or after the meeting or who attends the meeting without protesting, prior to or at its commencement, lack of notice to him.  Whether or not a quorum is present, a majority of the directors present may adjourn any meeting without notice to directors not present unless the meeting is adjourned for more than 48 hours.

3.04     Quorum; Actions by Board; Election of Chairman Subject to the governing instruments:

3.04(a)    Except as otherwise provided in these By-Laws, a majority of the entire board shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at the taking of the vote, if a quorum is then present, shall be the act of the board.  Directors may neither be present nor vote by proxy.

3.04(b)   Any action by the board or any committee may be taken without a meeting if all directors or committee members consent in writing to the adoption of a resolution authorizing the action.  The resolution and consents shall be filed with the board or committee minutes.

3.04(c)    Any one or more directors or committee members may participate in a board or committee meeting by means of a conference telephone or similar communications equipment allowing all persons participating to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

3.04(d)    The board of directors shall annually elect one of its members to be chairman of the board and shall fill any vacancy in the position of chairman of the board with a director at such time and in such manner as the board shall determine. A director may be removed from the position of chairman of the board at any time by the affirmative vote of a majority of the board. The chairman of the board may but need not be an officer or employed in an executive or any other capacity by the Corporation.  The chairman of the board shall preside at all board and shareholder meetings.

3.05      Resignation; Removal; Vacancies Subject to the governing instruments:

3.05(a)    A director may resign at any time.  Any or all directors may be removed at any time, but only for willful misconduct or malfeasance in the performance of their duties that is, in each case, materially injurious to the Corporation, by the board or by shareholder vote.

3.05(b)    Board vacancies occurring for any reason, including vacancies resulting from an increase in the number of directors, may be filled by board vote or, if the number of directors then in office is less than a quorum, by vote of a majority of the directors then in office.

3.06     Compensation Directors shall receive such compensation as the board determines for, and shall be reimbursed for reasonable expenses incurred in the performance of, their services to the Corporation as directors and in other capacities.

3.07     Committees The board, by resolution adopted by a majority of the entire board, may designate an executive and other committees to serve at the board’s pleasure.  The board, but not any committee, may fill committee vacancies and may designate alternative committee members to replace absent members at any committee meetings.  Except as otherwise provided in any designating resolution, the executive committee shall have all the authority of the board, and other committees shall have such authority as the board determines.  The provisions of Sections 3.02, 3.03 and 3.04 of these By-Laws relating to the holding of meetings, notice, waiver, adjournment, quorum and board action shall apply to committees unless the board otherwise determines.  The board may adopt additional rules of procedure for any committee not inconsistent with these By-Laws or may delegate this authority to any committee.

3.08      Advance Contingent Resignation to Address Majority Voting.   As a condition for nomination as a director, any nominee who is an incumbent director shall agree to submit a letter of resignation from the Board of Directors in the event the director fails to receive a majority of votes cast (as defined in Section 3.01 above) in an uncontested election.  An incumbent nominee who does not receive a majority of the votes cast shall immediately tender his or her resignation, and the Board of Directors shall decide, through a process managed by the Nominating and Corporate Governance Committee (excluding from such process the nominee in question), whether to accept the resignation.  Prior to making the decision whether to accept any such resignation, the Board of Directors will afford the nominee an opportunity to provide any information or statement that he or she deems relevant.  If any tendered resignation is accepted, the Nominating and Corporate Governance Committee shall recommend to the Board of Directors whether to fill such vacancy or vacancies or to reduce the size of the Board of Directors.  The Board of Directors in making its decision may consider any factors or information that it considers appropriate or relevant.  The Board of Directors’ explanation of its decision shall be promptly disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission.  The decision of the Board of Directors and such disclosure shall be completed within ninety (90) days from the date of the certification of the election results.  If a majority of the members of the Nominating and Corporate Governance Committee receive a greater number of shares “withheld” from their election or cast “against” such members than votes “for” their election at the same election, then the remaining directors who are on the Board of Directors and who do not receive a greater number of votes “withheld” from their election or cast “against” such directors than votes “for” their election shall consider the matter directly or may appoint a committee of the Board of Directors among themselves solely for the purpose of considering the tendered resignations and making a recommendation to the Board of Directors whether to accept or reject them.

ARTICLE IV.	Officers

4.01     Positions; Election; Term; Removal The executive officers of the Corporation shall be a chief executive officer, a president, one or more vice presidents (with such designations and rankings as the board may fix), a secretary and a treasurer, each of whom shall be elected or appointed annually by the board.  Officers need not be directors.  Any two or more offices may be held by the same person except the offices of president and secretary.  Officers shall serve at the board’s pleasure until the next annual board meeting and the election of their respective successors.  The board may at any time remove any officer with or without cause and may fill any vacancies among the officers however occurring.  The board may also appoint, or may delegate to any executive officer the appointment of, subordinate and assistant offices with such titles and duties as the board or such officer determines.  Any officer may be appointed on an interim basis.

4.02     Chief Executive Officer; Additional Powers and Duties of Other Officers.

4.02(a)    Subject to the board’s overall authority, the chief executive officer shall have general control and supervision of the Corporation’s business and affairs and such other powers and duties consistent with these By-Laws as are customarily possessed by corporate chief executive officers and as the board assigns.

4.02(b)    Subject to the board’s overall authority, each other officer shall have such powers and duties in addition to those specifically provided in these By-Laws as are customarily possessed by like corporate officers holding the same position and as the board of directors or the chief executive officer assigns.

4.03     President The president shall have such powers and duties as the board or chief executive officer assigns.  Unless and until the board otherwise determines, in the event of the absence or inability to act of the chief executive officer, or if there be no chief executive officer, the president shall have the powers and duties of the chief executive officer.

4.04     Vice Presidents Each vice president shall have such further title and such powers and duties as the board or the chief executive officer assigns.  Unless and until the board otherwise determines, in the event of the absence or inability to act of the president, or if there be no president, the ranking vice president shall have the powers and duties of the president.

4.05     Secretary The secretary shall give all meeting and other required corporate notices except as otherwise provided in these By-Laws; shall attend and keep minutes of all board and shareholder proceedings; shall have charge of and maintain the corporate stock books and records (unless the Corporation has a transfer agent or registrar) and such other corporate records as the board directs; and shall keep the corporate seal and, when duly authorized, shall affix such seal to all necessary corporate instruments.

4.06     Treasurer The treasurer shall be the Corporation’s chief financial officer.  Unless another officer or employee is so designated by the board, the treasurer shall be the Corporation’s chief accounting officer and shall maintain its financial books and records.  The board shall designate such depositories for the funds and securities of the Corporation as it shall deem advisable and shall notify such depositories of the person or persons who shall be authorized to execute instruments and documents on behalf of the Corporation.  Such power may be executed singly, jointly or in combination thereof as the board shall determine.

4.07     Compensation The board shall fix the compensation, if any, of all officers who are directors and may fix, or delegate to the chief executive officer authority to fix, the compensation of other officers.

ARTICLE V.	Shares And Transfer

5.01     Certificates Shares of the Corporation shall be represented by certificates in such form consistent with the governing instruments as the board approves, shall be signed by the chief executive officer, president or any vice president and the secretary or treasurer, or any assistant secretary or treasurer, and shall be sealed with the corporate seal or its facsimile.  Officers signatures may be facsimile if the certificate is signed by a transfer agent or registered by a registrar other than the Corporation or its employee.  Certificates may be used although the officer who has signed, or whose facsimile signature has been used, is no longer such officer.  If the Corporation is authorized to issue shares of more than one class, certificates shall contain the statements required by statute.  Notwithstanding anything herein to the contrary, the Corporation shall also be eligible to participate in the direct registration system applicable to New York Stock Exchange listed companies providing for investors in the securities of the Corporation to hold their shares in the Corporation in book entry form without certificates being issued.

5.02     Transfer Agents; Registrars The board may appoint one or more transfer agents and/or registrars, the duties of which may be combined, and prescribe their duties.

5.03     Transfers; Lost Certificates Subject to the governing instruments and compliance with such additional requirements as the board may establish:

5.03(a)    Shares shall be transferable only on the Corporation’s books by the holders or their duly authorized attorneys or legal representatives upon surrender of certificates properly endorsed.

5.03(b)    Replacements for certificates alleged to have been lost or destroyed may be issued upon delivery of such proof of loss and/or bond with or without surety, or other security, sufficient to indemnify the Corporation as the board determines.

5.04     Record Date The board may fix in advance a record date for the determination of shareholders entitled to notice of or to vote at any shareholders meeting, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive any dividend, distribution or allotment of rights, or for the purpose of any other action.  The record date shall not be more than fifty nor less than ten days prior to the meeting date nor more than fifty days prior to any other action.

ARTICLE VI.	Indemnification Of Directors, Officers, Employees And Agents

Any person made or threatened to be made a party to an action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, then is or was a director, officer, employee or agent of the Corporation, or then serves or has served any other corporation in any capacity at the request of the Corporation, shall be indemnified by the Corporation against reasonable expenses, judgments, fines and amounts actually and necessarily incurred in connection with the defense of such action or proceeding or in connection with an appeal therein, to the fullest extent permissible by the laws of the State of New York.  Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled.

ARTICLE VII.	Miscellaneous

7.01     Seal The corporate seal shall be in such form as the board may approve.

7.02     Fiscal Year The board may establish and change the Corporation’s fiscal year.  Until the board acts, the fiscal year shall end on the last day of December in each year.

7.03     Shares in Other Corporations Shares in other corporations held by the Corporation may be represented and voted by the chief executive officer or any person designated by him unless the board otherwise directs.

7.04     By-Law Amendments Subject to the governing instruments, By-Laws may be adopted, amended or repealed either by the shareholders entitled to vote at a meeting called for the election of directors, or by the board at any time (provided that any change by the board in the number of directors requires the vote of a majority of the entire board).  Any By-Law adopted by the board may be amended or repealed by the shareholders entitled to vote thereon.  If the board adopts, amends or repeals any By-Law regulating an impending election of directors, the notice of the next shareholders meeting for the election of directors shall set forth such By-Law and a concise statement of the changes made.